As filed with the Securities and Exchange Commission on December 21, 2020

Registration No. 333-43158

Registration No. 333-35001

Registration No. 33-53799

Registration No. 33-23201

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-43158

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-35001

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 33-53799

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 33-23201

UNDER

THE SECURITIES ACT OF 1933

_________________

UNIFI, INC.

(Exact name of registrant as specified in its charter)

_________________

New York	11-2165495
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7201 West Friendly Avenue Greensboro, North Carolina 27410
(Address of Principal Executive Offices)(Zip Code)

_________________

1999 Unifi, Inc. Long-Term Incentive Plan

Unifi, Inc. 1996 Incentive Stock Option Plan

Unifi, Inc. 1996 Non-Qualified Stock Option Plan

Unifi, Inc. 1992 Incentive Stock Option Plan

Unifi Spun Yarns, Inc.’s 1992 Employee Stock Option Plan

Unifi, Inc. 1982 Incentive Stock Option Plan

1987 Non-Qualified Stock Option Plan

(Full titles of the plans)

_________________

Gregory K. Sigmon

General Counsel

Corporate Secretary

7201 West Friendly Avenue

Greensboro, North Carolina 27410

(Name and address of agent for service)

_________________

(336) 294-4410

(Telephone number, including area code, of agent for service)

_________________

Copies to:

Daniel L. Johnson, Jr., Esq.

Moore & Van Allen PLLC

100 North Tryon Street, Suite 4700

Charlotte, North Carolina 28202-4003

(704) 331-1000

_________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

The offerings contemplated by the registration statements on Form S-8 listed in the table below (together, the “Registration Statements”) have terminated. Accordingly, the registrant hereby terminates the effectiveness of the Registration Statements and, pursuant to the undertakings contained in each of the Registration Statements, the registrant is removing from registration, by means of a post-effective amendment to each of the Registration Statements (together, the “Post-Effective Amendments”), all shares of the registrant’s common stock, par value $0.10 per share, registered under the Registration Statements (as adjusted by reason of any stock split, stock dividend or other similar transaction) which remained unsold or otherwise unissued at the termination of the offerings (the “Shares”).

Registration No.	Filing Date	Name of Plan(s)	Shares
333-43158	8/8/2000	1999 Unifi, Inc. Long-Term Incentive Plan	2,907,358
333-35001	9/5/1997	Unifi, Inc. 1996 Incentive Stock Option Plan Unifi, Inc. 1996 Non-Qualified Stock Option Plan	1,574,724
33-53799	5/25/1994	Unifi, Inc. 1992 Incentive Stock Option Plan Unifi Spun Yarns, Inc.’s 1992 Employee Stock Option Plan	1,357,632
33-23201	7/20/1988	Unifi, Inc. 1982 Incentive Stock Option Plan 1987 Non-Qualified Stock Option Plan	621,216

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greensboro, State of North Carolina, on this 21st day of December, 2020.

UNIFI, INC.

By:	/s/ EDMUND M. INGLE
Edmund M. Ingle
Chief Executive Officer

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